UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 19, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Each of Energy Future Holdings Corp. (“EFH Corp.”) and Energy Future Competitive Holdings Company (“EFCH”) is filing all of the information contained in this Form 8-K. Energy Future Intermediate Holding Company LLC (“EFIH”) is filing only the information contained in Item 1.01, the information contained under the heading “New EFIH 2018 Notes and Indenture” in Item 2.03, the information contained under the headings “Exchange Offers and Consent Solicitations,” “Distribution and Cancellation of Debt Securities,” “Debt Capacity Update” and “Liability Management Program Update” in Item 8.01, the information contained in Item 9.01, and the information contained under the heading “Forward-Looking Statements.”

In 2009, EFH Corp. and its subsidiaries (other than Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and its subsidiaries, including Oncor Electric Delivery Company LLC (“Oncor”)) initiated a liability management program to improve their balance sheets. This Form 8-K describes certain measures undertaken or to be undertaken in the future by EFH Corp. and its subsidiaries as part of this ongoing program.

Item 1.01	Entry into a Material Definitive Agreement.

Private Debt Exchange

On December 19, 2012, EFIH, a direct wholly-owned subsidiary of EFH Corp., and EFIH Finance Inc. (“EFIH Finance” and, collectively with EFIH, the “Issuer”), a direct, wholly-owned subsidiary of EFIH, completed a private debt exchange transaction (the “December 19 Private Exchange”) pursuant to an Exchange Agreement (the “Exchange Agreement”) among the Issuer and certain funds and accounts managed by institutional investors (collectively, the “Exchange Holders”). Pursuant to the Exchange Agreement, the Issuer issued $159,032,000 aggregate principal amount of its 11.25%/12.25% Senior Toggle Notes due 2018 (the “New EFIH 2018 Notes”) in exchange for the surrender by the Exchange Holders of $38,500,000 aggregate principal amount of 10.875% Senior Notes due 2017 of EFH Corp. and $118,883,056 aggregate principal amount of 11.250%/12.000% Senior Toggle Notes due 2017 of EFH Corp. (collectively, the “Old Notes”), including any accrued but unpaid interest on the Old Notes. The Old Notes have been distributed by EFIH to EFH Corp. and cancelled.

Indenture

The New EFIH 2018 Notes were issued as additional notes under the Indenture, dated as of December 5, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 19, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Issuer previously issued $1.145 billion aggregate principal amount of its 11.25%/12.25% Senior Toggle Notes due 2018 (the “Initial EFIH 2018 Notes”) in an exchange transaction completed on December 5, 2012 (the “December 5 Private Exchange” and, together with the December 19 Private Exchange, the “December 2012 Private Exchanges”). The terms of the New EFIH 2018 Notes are identical to the terms of the Initial EFIH 2018 Notes, other than the issue date and issue price. The New EFIH 2018 Notes will be fungible with, and constitute part of the same series as, the Initial EFIH 2018 Notes. The New EFIH 2018 Notes and the Initial EFIH 2018 Notes are referred to herein as the “EFIH 2018 Notes.”

The EFIH 2018 Notes will mature on December 1, 2018. Interest on the EFIH 2018 Notes is payable semiannually in arrears on June 1 and December 1, beginning on June 1, 2013. Until June 1, 2016, the Issuer may elect to pay interest on the EFIH 2018 Notes (i) entirely in cash; (ii) by increasing the principal amount of the EFIH 2018 Notes or by issuing additional EFIH 2018 Notes (“PIK interest”); or (iii) 50% in cash and 50% in PIK interest. Interest on the EFIH 2018 Notes is payable at a fixed rate of 11.25% per annum for cash interest and at a fixed rate of 12.25% per annum for PIK interest. The interest payment due on June 1, 2013 will be paid 100% in PIK interest.

The EFIH 2018 Notes are senior unsecured obligations of the Issuer and rank equally in right of payment with all other senior indebtedness of the Issuer. The EFIH 2018 Notes are effectively subordinated to indebtedness of the Issuer that is secured by assets of the Issuer, to the extent of the value of the assets securing such indebtedness. Furthermore, the EFIH 2018 Notes are structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries (including Oncor), any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries and senior in right of payment to any future subordinated indebtedness of the Issuer.

The EFIH 2018 Notes and the Indenture restrict the Issuer’s and EFIH’s restricted subsidiaries’ ability to, among other things, make restricted payments, incur debt and issue preferred stock, incur liens, permit dividend and other payment restrictions on restricted subsidiaries, merge, consolidate or sell assets and engage in transactions with affiliates. These covenants are subject to a number of important limitations and exceptions. The EFIH 2018 Notes and the Indenture also contain customary events of default, including, among others, failure to pay principal or interest on the EFIH 2018 Notes when due. If an event of default occurs under the EFIH 2018 Notes and the Indenture, the trustee or the holders of at least 30% in principal amount outstanding of the EFIH 2018 Notes may declare the principal amount on the EFIH 2018 Notes to be due and payable immediately. There will initially be no restricted subsidiaries under the Indenture (other than EFIH Finance, which has no assets). Oncor Holdings, the immediate parent of Oncor, and its subsidiaries are unrestricted subsidiaries under the Indenture and, accordingly, are not subject to any of the restrictive covenants in the Indenture.

The Issuer may redeem the EFIH 2018 Notes, in whole or in part, at any time on or after December 1, 2014, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before December 1, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of the EFIH 2018 Notes from time to time at a redemption price of 111.25% of the aggregate principal amount of the EFIH 2018 Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the EFIH 2018 Notes at any time prior to December 1, 2014 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the EFIH 2018 Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The EFIH 2018 Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act.

A copy of the Base Indenture was previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) by EFH Corp. and EFIH on December 5, 2012, and a copy of the First Supplemental Indenture is filed herewith as Exhibit 4.1. Each is incorporated herein by reference. The above description of the Indenture is qualified in its entirety by reference to the Base Indenture and the First Supplemental Indenture.

Registration Rights Agreement

On December 19, 2012, the Issuer also entered into a letter agreement with the Exchange Holders pursuant to which the Exchange Holders became a party to the Registration Rights Agreement, dated December 5, 2012, among the Issuer and certain institutional investors named therein (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Issuer has agreed to register with the SEC notes having substantially identical terms as the EFIH 2018 Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the EFIH 2018 Notes and to complete such exchange offer no later than 365 days after December 5, 2012. The Issuer has also agreed to file a “shelf” registration statement under certain circumstances to cover resales of the EFIH 2018 Notes. If such obligations are not satisfied (a “Registration Default”), the annual interest rate on the EFIH 2018 Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the EFIH 2018 Notes will increase by 50 basis points over the original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the interest rate on the EFIH 2018 Notes will revert to the original level.

A copy of the Registration Rights Agreement was filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC by EFH Corp. and EFIH on December 5, 2012 and is incorporated herein by reference. The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

New EFIH 2018 Notes and Indenture

The information relating to the New EFIH 2018 Notes and the Indenture set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Revolver Borrowing

On December 19, 2012, Texas Competitive Electric Holdings Company LLC (“TCEH”), a wholly owned subsidiary of EFCH, borrowed approximately $769 million under its senior secured revolving credit facility. After such borrowing, TCEH’s aggregate borrowings under this facility totaled approximately $2.1 billion as of December 19, 2012.

As of December 19, 2012, TCEH had approximately $1.3 billion of cash and cash equivalents (including the cash received from the borrowing described above) and approximately $114 million of available capacity under its senior secured letter of credit facility, resulting in aggregate liquidity at TCEH at such date of approximately $1.4 billion.

TCEH’s senior secured revolving credit facility and senior secured letter of credit facility are provided under a Credit Agreement dated as of October 10, 2007, as amended, among TCEH, EFCH, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent (the “Credit Agreement”). Descriptions of the TCEH senior secured facilities and the Credit Agreement were previously disclosed in Item 8 of EFH Corp.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 21, 2012, and are incorporated by reference herein.

Any description of the Credit Agreement is qualified in its entirety by reference to the complete copy of the Credit Agreement filed as Exhibit 10(rr) to EFH Corp.’s Post-Effective Amendment No. 1 to Form S-4 filed on February 7, 2011, Exhibit 10.1 to EFH Corp.’s Current Report on Form 8-K filed on August 10, 2009, and Exhibit 10.1 to EFH Corp.’s Current Report on Form 8-K filed on April 20, 2011, which complete copy of the Credit Agreement is incorporated by reference herein.

Item 8.01	Other Events.

Revolver Extension

Of the commitments under TCEH’s senior secured revolving credit facility under the Credit Agreement, $645 million expires in October 2013 (the “2013 Revolving Credit Commitments”), with the remainder of the commitments expiring in October 2016 (subject to a springing maturity provision therein) (the “2016 Revolving Credit Commitments”). On December 21, 2012, TCEH commenced an extension request pursuant to Section 2.15(a) of the Credit Agreement (the “Extension Request”) requesting that each lender holding a 2013 Revolving Credit Commitment (each a “2013 Revolving Credit Lender”) exchange its 2013 Revolving Credit Commitment into a 2016 Revolving Credit Commitment, and, in connection therewith, the corresponding revolving credit loans under such commitments (the “Extension”).

In consideration for the Extension, TCEH will pay to each 2013 Revolving Credit Lender that agrees to exchange its 2013 Revolving Credit Commitment into a 2016 Revolving Credit Commitment an extension fee (the “Extension Fee”), which fee shall be paid through the incurrence of incremental term loans due in 2017 deemed to have been made by each such lender under the Credit Agreement (the “Incremental Term Loans”), with each 2013 Revolving Credit Lender receiving $0.5264 of Incremental Term Loans for each $1.00 of its 2013 Revolving Credit Commitment extended into 2016 Revolving Commitments.

Pursuant to the Credit Agreement, lenders holding 2013 Revolving Credit Commitments will have at least five business days to accept the Extension Request, and TCEH expects to complete the Extension with lenders that accept the Extension Request shortly following the expiration of such period.

Prior to commencement of the Extension Request, a financial institution holding approximately $425 million aggregate principal amount of the 2013 Revolving Credit Commitments committed to exchange the entire aggregate principal amount of its 2013 Revolving Credit Commitments into 2016 Revolving Credit Commitments pursuant to the Extension subject to (among other customary closing conditions for a transaction of this nature) (a) receipt of its pro rata share of the Extension Fee (approximately $224 million) upon consummation of the Extension and (b) the finalization of definitive documentation to effectuate the Extension and the issuance of notes evidencing the Incremental Term Loans. Assuming all of the 2013 Revolving Credit Commitments are exchanged into 2016 Revolving Credit Commitments, TCEH would incur approximately $340 million of Incremental Term Loans in connection with the Extension. There can be no assurance regarding the aggregate principal amount of 2013 Revolving Credit Commitments that will be exchanged into 2016 Revolving Credit Commitments or that the Extension will be consummated.

In connection with the Extension Request, on December 21, 2012, Citibank N.A. (“Citibank”) and TCEH agreed that Citibank will resign as swingline lender under the Credit Agreement. This resignation will be effective 30 days following the agreement. In addition, TCEH elected to terminate the revolving letter of credit facility under the Credit Agreement effective December 24, 2012. This election will eliminate TCEH’s ability to draw letters of credit under its revolving credit facility, under which there are no letters of credit drawn, but has no effect on liquidity currently available.

Exchange Offers and Consent Solicitations

First Lien Notes Exchange Offers

On December 21, 2012, EFIH and EFIH Finance (collectively, the “Offerors”), commenced private exchange offers (the “first lien notes exchange offers”) to exchange up to approximately $1.3 billion aggregate principal amount of new 10.000% Senior Secured Notes due 2020 issued by the Offerors (the “EFIH 10.000% Notes”) for any and all outstanding (i) 9.75% Senior Secured Notes due 2019 issued by EFH Corp. (the “EFH Corp. 9.75% Notes”), (ii) 10.000% Senior Secured Notes due 2020 issued by EFH Corp. (the “EFH Corp. 10.000% Notes” and, together with the EFH Corp. 9.75% Notes, the “EFH Corp. Existing Notes”) and (iii) 9.75% Senior Secured Notes due 2019 issued by the Offerors (the “EFIH 9.75% Notes”), each validly tendered and not validly withdrawn. Any EFH Corp. Existing Notes exchanged in the first lien notes exchange offers are expected to be distributed by EFIH to EFH Corp. and cancelled.

Concurrent with the first lien notes exchange offers, (a) EFH Corp. is soliciting consents from holders of the EFH Corp. Existing Notes to certain proposed amendments to the indentures governing the EFH Corp. Existing Notes and to such EFH Corp. Existing Notes, and (b) the Offerors are soliciting consents from holders of the EFIH 9.75% Notes to certain proposed amendments to the indenture governing the EFIH 9.75% Notes and to such EFIH 9.75% Notes (the “consent solicitations”).

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of EFH Corp. and the Offerors dated December 21, 2012, announcing the first lien notes exchange offers and consent solicitations.

Unsecured Notes Exchange Offers

On December 21, 2012, the Offerors also commenced private exchange offers (the “unsecured notes exchange offers”) to exchange up to approximately $124 million aggregate principal amount of new EFIH 2018 Notes for any and all outstanding (i) 10.875% Senior Notes due 2017 issued by EFH Corp. and (ii) 11.250%/12.000% Senior Toggle Notes due 2017 issued by EFH Corp., each validly tendered and not validly withdrawn. Any EFH Corp. notes exchanged in the unsecured notes exchange offers are expected to be distributed by EFIH to EFH Corp. and cancelled.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of EFH Corp. and the Offerors dated December 21, 2012, announcing the unsecured notes exchange offers.

Neither this Current Report on Form 8-K nor the press release shall constitute an offer to sell, or the solicitation of an offer to buy, any of the EFIH 10.000% Notes or the EFIH 2018 Notes (collectively, the “New Notes”), nor shall there be any sale of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The exchange offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The exchange offers are being made only in the United States to “qualified institutional buyers” (as that term is defined in Rule 144A of the Securities Act) and to certain non-U.S. persons (as that term is defined in Regulation S under the Securities Act) located outside the United States.

Distribution and Cancellation of Debt Securities

After giving effect to (i) $177 million additional principal amount of EFH Corp. 11.250%/12.000% Senior Toggle Notes due 2017 received by EFIH in November 2012 in lieu of cash interest payments (the “November PIK Payment”), (ii) the acquisition of EFH Corp.’s 10.875% Senior Notes due 2017, 11.250%/12.000% Senior Toggle Notes due 2017, 5.55% Senior Notes due 2014, 6.50% Senior Notes due 2024 and 6.55% Senior Notes due 2034 by EFIH in the December 5 Private Exchange and (iii) the December 19 Private Exchange and the distribution and cancellation of the Old Notes acquired therein, EFIH holds approximately $1.7 billion aggregate principal amount of 10.875% Senior Notes due 2017 of EFH Corp. and approximately $3.4 billion aggregate principal amount of 11.250%/12.000% Senior Toggle Notes due 2017 of EFH Corp. (collectively, the “EFH Corp. LBO Notes”). EFIH plans to distribute all or substantially all of the EFH Corp. LBO Notes that it holds, including the EFH Corp. LBO Notes acquired in the unsecured notes exchange offers described above, to EFH Corp. prior to or in the first quarter of 2013. Following such distribution, EFH Corp. is expected to cancel these notes. The following table sets forth as of September 30, 2012 the total outstanding principal amount of debt securities of EFH Corp. and TCEH that EFIH holds:

•	on an actual basis;

•

on an as adjusted basis to give effect to the November PIK Payment, the December 2012 Private Exchanges and the distribution and cancellation of the EFH Corp. LBO Notes acquired in the December 19 Private Exchange; and

•	on an as further adjusted basis to also give effect to the distribution and cancellation of all the remaining EFH LBO Notes held by EFIH:

	As of September 30, 2012
	Actual		As Adjusted		As Further Adjusted
			(millions of dollars)
	Principal Amount	Carrying Value (a)	Principal Amount	Carrying Value (a)	Principal Amount	Carrying Value (a)
EFH Corp. 10.875% Senior Notes due 2017	$1,591	$1,447	$1,684	$1,533	$—	$—
EFH Corp. 11.25/12.00% Senior Toggle Notes due 2017	2,951	2,774	3,441	3,234	—	—
EFH Corp. 5.55% Series P Senior Notes due 2014	45	36	279	220	279	220
EFH Corp. 6.50% Series Q Senior Notes due 2024	6	3	516	304	516	304
EFH Corp. 6.55% Series R Senior Notes due 2034	3	2	456	242	456	242
TCEH 10.25% Senior Notes due 2015 (including $48 million principal amount of Series B Notes)	79	21	79	21	79	21

Total	$4,675	$4,283	$6,455	$5,554	$1,330	$787

(a)	Carrying value equals fair value, which is based on broker quotes. As of the date this Current Report on Form 8-K is filed, EFIH holds the substantial majority of the EFH Corp. LBO Notes and the majority of each of the other EFH Corp. securities listed above.

Generally, EFIH expects to service its interest obligations on its outstanding debt with dividends from Oncor Holdings and interest payments from the EFH Corp. and TCEH debt securities that it will continue to hold. However, in connection with the liability management program of EFH Corp. and its subsidiaries, including the December 2012 Private Exchanges, the first lien notes exchange offers and the unsecured notes exchange offers, EFH Corp. expects to make capital contributions of up to $75 million to EFIH to protect against the risk of any potential cash shortfalls.

Debt Capacity Update

As of December 21, 2012, assuming 100% participation in the Extension, the first lien notes exchange offers and the unsecured notes exchange offers, EFH Corp. and its subsidiaries (excluding Oncor Holdings and Oncor and its subsidiary) are permitted under their applicable debt agreements to issue additional senior secured debt (in each case, subject to certain exceptions and conditions set forth in their applicable debt documents) as follows:

•	EFH Corp. and EFIH collectively are permitted to issue up to $250 million additional aggregate principal amount of debt secured by EFIH’s equity interest in Oncor Holdings on a second-priority basis;

•

TCEH is permitted to issue approximately $1.2 billion additional aggregate principal amount of debt secured by substantially all of the assets of TCEH and certain of its subsidiaries (of which $410 million can be on a first-priority basis and the remainder on a second-priority basis), and

•	TCEH is permitted to issue an unlimited amount of additional first-priority debt in order to refinance the first-priority debt outstanding under its senior secured credit facilities.

In addition, as of December 21, 2012, assuming 100% participation in the first lien notes exchange offers and the unsecured notes exchange offers, EFIH is permitted under its applicable debt agreements to issue up to $400 million of additional aggregate principal amount of senior unsecured debt (subject to certain exceptions and conditions set forth in its applicable debt documents). Such unsecured debt may be incurred for, among other things, exchanges of EFH Corp. unsecured debt.

These amounts are estimates based on EFH Corp. and its applicable subsidiaries’ current interpretation of the covenants set forth in their debt agreements and do not take into account exceptions in the debt agreements that may allow for the incurrence of additional secured or unsecured debt, including, but not limited to, acquisition debt, refinancing debt, capital leases and hedging obligations. Moreover, such amounts could change from time to time as a result of, among other things, the termination of any debt agreement (or specific terms therein) or amendments to the debt agreements that result from negotiations with new or existing lenders. In addition, covenants included in agreements governing additional future debt may impose greater restrictions on EFH Corp. and its applicable subsidiaries’ incurrence of secured or unsecured debt. Consequently, the actual amount of senior secured or unsecured debt that EFH Corp. and its applicable subsidiaries are permitted to incur under their debt agreements could be materially different than the amounts provided above.

Liability Management Program Update

As part of their ongoing liability management program commenced in late 2009, EFH Corp. and its subsidiaries have explored ways to reduce the amount and extend the maturity of their outstanding debt. As of December 21, 2012, the program has resulted in the capture of $2.5 billion of debt discount and the extension of approximately $24.3 billion of debt maturities to 2017-2021. Activities to date have included debt exchanges, debt issuances and repurchases, and amendments to, and extensions of, the Credit Agreement. Most recently, in addition to the December 19 Private Exchange, EFIH and EFIH Finance completed the December 5 Private Exchange. In evaluating whether to undertake any liability management transaction, EFH Corp. has taken into account, and will continue to take into account, among other things, liquidity requirements, prospects for future access to capital, contractual restrictions, tax consequences and the market price of outstanding debt.

Notwithstanding the activities to date under the liability management program, EFH Corp., EFIH, EFCH and TCEH remain highly leveraged and continue to have significant cash interest requirements. In particular, as of September 30, 2012, after taking into account the borrowings described under the heading “Revolver Borrowing”, and the resulting full borrowing of all capacity under TCEH’s senior secured revolving credit facility, in Item 2.03 above but prior to taking into account the transactions described under the heading “Revolver Extension” in Item 8.01 above, TCEH’s consolidated principal amount of debt (short-term borrowings and long-term debt, including amounts due currently) totaled $32.2 billion, with approximately $700 million and $3.9 billion maturing in 2013 and 2014, respectively. TCEH’s annual cash interest payments on this debt are estimated to total approximately $2.7 billion and $2.6 billion during 2013 and 2014, respectively. Moreover, low natural gas prices and their effect on wholesale electricity prices in ERCOT are challenging to the long-term profitability of EFH Corp. and its competitive businesses.

In light of these circumstances, EFH Corp., EFIH, EFCH and TCEH (collectively and individually) have considered and evaluated, and continue to consider and evaluate, possible future transactions and initiatives to address their highly leveraged balance sheets and significant cash interest requirements. As a result, EFH Corp. and its subsidiaries (other than Oncor Holdings and its subsidiaries) may from time to time enter into discussions with their lenders and bondholders with respect to such transactions and initiatives. These transactions and initiatives, which could include, among others, debt for debt exchanges, recapitalizations, amendments to, and extensions of, debt obligations, debt for equity exchanges or conversions, including exchanges or conversions of debt of EFCH and TCEH into equity of EFH Corp., EFCH, TCEH and/or any of their subsidiaries, and/or other strategic transactions, could have significant effects on the business, capital structure, ownership, liquidity, credit ratings and/or results of operations of EFH Corp., EFIH, EFCH and TCEH, including significantly deleveraging TCEH. In addition, these transactions and initiatives could significantly impact the market trading prices for their debt securities. There can be no guarantee that any such transactions or initiatives will occur or, if they do occur, whether they would ultimately be successful or produce the desired outcome. Any transaction or initiative may occur on a stand-alone basis or in connection with, or immediately following, other transactions or initiatives under the liability management program.

* * * * *

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed in EFH Corp.’s, EFIH’s and EFCH’s Annual Reports on Form 10-K for the year ended December 31, 2011 and EFH Corp.’s, EFIH’s and EFCH’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Each of EFH Corp., EFIH and EFCH undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of December 19, 2012, relating to the EFIH 2018 Notes

99.1	Press release, dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

December 21, 2012